Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          |__|

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank) 700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	95-3571558 (I.R.S. employer identification no.) 90017 (Zip code)

GARDNER DENVER, INC.
(Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	76-0419383 (I.R.S. employer identification no.)

1800 Gardner Expressway Quincy, Illinois (Address of principal executive offices)	62301 (Zip code)

Senior Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury Federal Reserve Bank Federal Deposit Insurance Corporation	Washington, D.C. 20219 San Francisco, California 94105 Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 27th day of January, 2005.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ J. BARTOLINI
Name: J. BARTOLINI Title: VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 S. Flower Street, 2nd Floor, Los Angeles, CA 90017

        At the close of business November 30, 2004, published in accordance with Federal regulatory authority instructions.

ASSETS	Dollar Amounts In Thousands
Cash and balance due from depository institution: Noninterest-bearing balances
and currency and coin	11,020
Interest-bearing balances	20
Securities:
Held-to maturity securities	8,930
Available-for-sale securities	29,892
Federal funds sold and securities
purchased under agreements to sell:
Federal funds sold	25,700
Securities purchased under agreements to sell	111,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases,
net of unearned income	0
LESS: Allowance for loan and
Lease losses	0
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	2,365
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Customers' liability to this bank
on acceptances outstanding	0
Intangible assets:
Goodwill	237,448
Other Intangible Assets	17,614
Other assets	25,184

Total assets	$469,173

LIABILITIES

Deposits:
In domestic offices
Noninterest-bearing	12,587
Interest-bearing	0
Not applicable
Federal Funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)	58,193
Not applicable
Bank's liability on acceptances
executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	45,767

Total liabilities	$ 116,548

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and relates surplus	0
Common stock	1,000
Surplus	294,050
Retained earnings	57,632
Accumulated other comprehensive
income	(57)

Total equity capital	$ 352,625

Total liabilities, minority interest, and equity capital	$ 469,173

        I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Thomas J. Mastro	)	Comptroller

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Richard G. Jackson	)
Nicholas C. English	)	Directors
Karen B. Shupenko	)